UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2017
TELENAV, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34720 (Commission File Number)	77-0521800 (I.R.S. Employer Identification No.)
4655 Great America Parkway, Suite 300
Santa Clara, California 95054
(Address of principal executive offices) (Zip code)
(408) 245-3800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
On December 15, 2017, Telenav, Inc. (the “Company”) and Ford Motor Company (“Ford”) entered into Amendment No. 23 (the “Ford Amendment”) to the SYNC Generation 2 On-Board Navigation Agreement dated October 12, 2009, as amended (the “Ford Agreement”). The Ford Amendment extends the term of the Ford Agreement from December 31, 2017 to December 31, 2018 for each jurisdiction in which the Company currently provides its products to Ford.
The foregoing summary of the Ford Amendment is qualified in its entirety by reference to the full text of such agreement referenced as Exhibit 10.26.23 hereto and incorporated by reference herein.
Item 7.01 Regulation FD Disclosure
Regulation FD Disclosure
On December 14, 2017, Ford awarded to the Company a further extension of the Ford Agreement, beyond the aforementioned Ford Amendment, to December 31, 2020 for each jurisdiction in which the Company currently provides its products to Ford, subject to certain conditions and execution of a subsequent amendment to the Ford Agreement. On December 14, 2017, Ford also selected the Company to provide its next generation navigation solution in North America, subject to certain conditions and execution of an agreement regarding those solutions. The Company does not expect to be awarded the opportunity to provide navigation for Ford’s next generation solution in Europe.
In connection with the Ford Amendment set forth above, the scope of our solution with Ford has expanded to include future milestone deliveries throughout calendar 2018. As a result, under current US GAAP accounting, all royalties related to Ford will be deferred and recorded as billings until such milestone deliveries occur. This accounting treatment will further change on July 1, 2018 when the Company adopts the new revenue recognition rules under ASC 606.

The Company reaffirms all previously issued guidance for the three months ending December 31, 2017, with the following changes:

•	Billings is updated to $71 to $73 million from a range of $65 to $68 million;

•	Deferred revenue is expected to increase by approximately $32 to $33 million from the previous guidance of approximately $27 to $28 million; and

•	Deferred costs are expected to increase by approximately $23 million from the previous guidance of an increase by approximately $20 million.
The Company anticipates that for the second half of fiscal 2018, adjusted EBITDA on billings will continue to be negative. Subject to anticipated volumes, take rates and timing of model expansion under the Company’s various automotive OEM programs, the Company anticipates that adjusted EBITDA on billings will be positive for fiscal 2019.
Conference Call
The Company will host an investor conference call and live webcast on Wednesday, December 20, 2017 at 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time) to review the matters set forth above. To listen to the webcast and view the Company’s quarterly commentary, please visit Telenav’s investor relations website at http://investor.telenav.com.  Listeners can also access the conference call by dialing 800-239-9838 (toll-free, domestic only) or 323-794-2551 (domestic and international toll) and entering pass code 8687547. A replay of the conference call will be available for two weeks beginning approximately two hours after its completion. To access the replay, dial 888-203-1112 (toll-free, domestic only) or 719-457-0820 (domestic and international toll) and enter pass code 8687547.
The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

10.26.23*	Amendment No. 23 effective December 13, 2017 to the SYNC Generation 2 On-Board Navigation Agreement dated October 12, 2009, as amended, by and between Telenav, Inc. and Ford Motor Company

* To be filed with the Company’s Quarterly Report on Form 10-Q for the three months ending December 31, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: December 20, 2017	By: /s/ Lily M. Toy
Name: Lily M. Toy
Title: General Counsel and Secretary